                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       DATE OF REPORT: JANUARY 28, 1999



                            SUMMIT LIFE CORPORATION
                            -----------------------

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                   OKLAHOMA
                                   --------

                (STATE OR OTHER JURISDICTION OF INCORPORATION)



        000-25253                                        73-1448244
        ---------                                        ----------
(COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)



  3021 EPPERLY DR., OKLAHOMA CITY, OK                       73155
---------------------------------------                     -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



                                (405) 677-0781
                                --------------
                 (REGISTRANT'S TELEPHONE, INCLUDING AREA CODE)
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ITEM 5.  OTHER EVENTS.
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  On January 13, 1999 the Registrant effected the acquisition of 100% of the common stock of Great Midwest Life Insurance Company, a Texas life insurance company ("Great Midwest"), for an aggregate purchase price of $939,119. Of such purchase price, cash of $607,312 was paid to seven of the eight shareholders of Great Midwest; with the eighth shareholder receiving a promissory note for a principal amount of $331,807, payable in three equal annual installments at an annual interest rate of 6% on the unpaid principal balance. None of the shareholders of Great Midwest are affiliated with the Registrant. The Registrant funded $350,000 of the cash portion of the purchase price with a loan from BancfFrst, Oklahoma City. In determining the purchase price, which was negotiated on an arms' length basis, the Registrant took into consideration the discounted value of the future revenue stream attributable to the annual premiums to be paid pursuant to existing life insurance contracts and the capital and surplus capital balances of Great Midwest. The Registrant plans to use a portion of the proceeds of a public offering of its common stock to repay the bank borrowing. A registration statement relating to such public offering, pursuant to which the Registrant is offering an aggregate 1,000,000 shares of common stock, was declared effective by the Securities and Exchange Commission on January 11, 1999.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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(c)      Exhibits. The following exhibits are filed with this Report:
         --------

         10.4 Stock Purchase Agreement between the Registrant and Orville Homer Miller, et al. (previously filed as Exhibit 10.4 on the Registrant's Registration Statement on Form SB-2, File No. 333-65097, and incorporated herein by reference).

         99.3   Press Release dated January 28, 1999.

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                                  SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     SUMMIT LIFE CORPORATION
                                          (Registrant)



Date:   January 28, 1999             BY: /s/ Charles L. Smith
                                         -------------------------------------
                                         Charles L. Smith,
                                         President and Chief Operating Officer

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